POWER OF ATTORNEY
FOR SEC FILINGS ON FORMS 3, 4, 5 AND 144
IN RESPECT OF SECURITIES OF
HANESBRANDS INC.

    The undersigned hereby constitutes and appoints Stephen B. Bratspies and
Tracy M. Preston, or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in his name and stead in any and all capacities, to sign and file for and on his behalf, in respect of any acquisition, disposition or other change in ownership of any securities of Hanesbrands Inc. (the "Company"), the following:

    (i)     any Initial Statement of Beneficial Ownership of Securities on Form
            3 to be filed with the Securities and Exchange Commission;

    (ii)    any Statement of Changes of Beneficial Ownership of Securities on
            Form 4 to be filed with the Securities and Exchange Commission;

    (iii)   any Annual Statement of Beneficial Ownership of Securities on Form
            5 to be filed with the Securities and Exchange Commission;

    (iv)    any Notice of Proposed Sale of Securities on Form 144 to be filed with the Securities and Exchange Commission; and

    (v)     any and all agreements, certificates, receipts, or other documents in connection therewith.

    The undersigned hereby gives full power and authority to the attorney-in-
fact to seek and obtain as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release such information to the undersigned and approves and ratifies any such release of information.

    The undersigned hereby grants unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifies all past actions by any such attorney-in-fact and agent in connection with those matters and confirms all that any such attorney-in-fact and agent or substitute may do or cause to be done by virtue hereof.

    The undersigned acknowledges that:

    (i)     neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or
            (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

    (ii)    this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

    This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to
such attorney-in-fact.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney.

Date: March 2, 2023

/s/ Mark A. Irvin
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Mark A. Irvin